SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K/A
            (Amendment No. 1 to Form 8-K filed on November 21, 1996)


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                November 15, 1996



                                   F&M BANCORP
             (Exact name of registrant as specified in its charter)



    Maryland                    0-12638                        52-1316473
   (State of                  (Commission                     (IRS Employer
  Incorporation)              File Number)                  Identification No.)



                            110 Thomas Johnson Drive
                            Frederick, Maryland 21702
               (Address of principal executive offices) (Zip Code)



                                 (301) 694-4000
                         (Registrant's telephone number)


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Item 2.  Acquisition or Disposition of Assets.

         The merger of Home Federal Corporation with and into F&M Bancorp became effective as of the close of business on November 15, 1996. As a result of the merger, Home Federal Corporation stockholders received 0.49535 shares of F&M
Bancorp Common Stock in exchange for each share of Home Federal Corporation Common Stock. Cash in lieu of fractional shares will be paid at the rate of $23.90 per share.

         Pursuant to General Instruction F to Form 8-K, the press release dated November 15, 1996, announcing the consummation of the merger of Home Federal Corporation with and into F&M Bancorp is attached to this Current Report as
Exhibit 1, and is hereby incorporated by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)      Financial Statements of Business Acquired.
                   ------------------------------------------

                  Financial statements of Home Federal Corporation will be filed as an amendment to this Form 8-K no later than January 30, 1997, as it is impractical to provide such data at this time.

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  Pro forma financial information regarding the acquisition of Home Federal Corporation by F&M Bancorp will be filed as an amendment to this Form 8-K no later than January 30, 1997, as it is impractical to provide such data at this time.

         (c)      Exhibits.
                  ---------

                  1.       Press Release of F&M Bancorp dated November 15, 1996.

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 2, 1996              F&M BANCORP



                                      By:/s/Faye E. Cannon
                                          --------------------
                                          Faye E. Cannon
                                          President and Chief Executive Officer